UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 2, 2013

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 2, 2013, the Defense Logistics Agency Disposition Services (the “DLA Disposition Services”) notified Liquidity Services, Inc. (the “Company”) that DLA Disposition Services was exercising its option to extend the performance period relating to the Contract for Multi-Year Sale of Surplus Scrap Material at Locations Nationwide (Contract Number 99-4001-0004), effective as of June 9, 2005 between the Company and DLA Disposition Services (the “Scrap Contract”), which was previously filed by the Company as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the Securities and Exchange Commission on November 14, 2005.  DLA Disposition Services’ notice extends the performance period of the Scrap Contract by one year from June 9, 2014 to June 9, 2015.  This notice represents the third of three extensions available under the Scrap Contract.

A copy of the associated press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed as part of this report:

10.1                                                      Letter from DLA Disposition Services, received December 2, 2013 and dated November 21, 2013, relating to the Contract for Multi-Year Sale of Surplus Scrap Material at Locations Nationwide (Contract Number 99-4001-0004), effective as of June 9, 2005 between the Company and DLA Disposition Services.

99.1                                                      Press Release, dated December 4, 2013, with respect to the extension of the Scrap Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: December 4, 2013	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1

Letter from DLA Disposition Services, received December 2, 2013 and dated November 21, 2013, relating to the Contract for Multi-Year Sale of Surplus Scrap Material at Locations Nationwide (Contract Number 99-4001-0004), effective as of June 9, 2005 between the Company and DLA Disposition Services.

99.1	Press Release, dated December 4, 2013, with respect to the extension of the Scrap Contract.